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Exhibit 24.2

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that Steven W. Moore constitutes and appoints Richard M. Brooks and Brenda I. Morris, and each of them, his attorney-in-fact, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and abbreviated registration statements), and any and all registration statements filed pursuant to Rule 462 or Rule 429 under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of common stock of Zumiez Inc., and to file or cause to be filed the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

Executed this 12th day of April 2005

/s/ STEVEN W. MOORE Steven W. Moore, Director

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  Exhibit 24.2
POWER OF ATTORNEY